UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 21, 2006
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
705 FIFTH AVENUE SOUTH, SUITE 900, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Commercial Lease
On July 21, 2006, Blue Nile, Inc. (the “Company”), entered into a lease agreement (“Commercial Lease”) for its fulfillment center with Gull Industries, Inc. (the “Landlord”). The Commercial Lease commences on November 1, 2006 and terminates on October 31, 2011. The premise consists of approximately 13,543 square feet, which the Company currently occupies under a lease agreement with the Landlord dated June 28, 2001. On or about April 1, 2007, the Landlord shall deliver to the Company 13,939 square feet of additional space.
Rent payments under the Commercial Lease will be approximately $10,940 per month and will increase to $16,490 upon the delivery of additional space to the Company. In connection with the Commercial Lease the parties contemplate certain tenant improvements estimated to cost at least $850,000. Subject to certain conditions, the Landlord has agreed to pay up to $100,000 of the cost of such improvements.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information included in Item 1.01 of this current report is incorporated by reference into this Item 2.03.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
10.1	Commercial Lease

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.
By:	/s/ Diane M. Irvine
Diane M. Irvine
Chief Financial Officer (Principal Accounting and Financial Officer)

Dated: July 27, 2006